                                                                    Exhibit 99.1

               Energy West, Incorporated Announces New Leadership

     Great Falls,  Mont., June 23, 2004 / PRNewswire - First Call/--ENERGY WEST,
INCORPORATED  (NASDAQ: EWST - News), a natural gas, propane and energy marketing company  serving the Rocky Mountain  states,  announced today the appointment of
David A. Cerotzke as the Company's  new President and Chief  Executive  Officer,
succeeding  John C. Allen,  who had been serving as Interim  President and Chief
Executive  Officer.  Simultaneously  with the appointment of Mr.  Cerotzke,  Mr.
Allen has been appointed as the Company's Senior Vice President, General Counsel
and Secretary. These changes will take effect on July 1, 2004.

     Mr. Cerotzke,  age 53, has served on the Company's Board of Directors since
December  2003,  and will continue as a Board member in addition to assuming his new role as the Company's  President and Chief Executive  Officer.  Mr. Cerotzke
worked as an independent  consultant in the energy industry from January 2003 to
December  2003.  From 1990 to 2003,  Mr.  Cerotzke  served in various  executive capacities at Nicor Inc., a diversified  energy holding  company.  Mr.  Cerotzke welcomed  his new role.  "I am honored to be  selected by the Board to lead this fine Company and its outstanding employees. We're going back to basics at Energy
West,  delivering reliable,  cost effective service. Our customers depend on it, investors  value it, and we are confident  that it is a strategy that will poise us for future growth."

     G. Montgomery Mitchell, Chairman of the Board, stated, "We are delighted to have Dave  assume  the role of  President  and Chief  Executive  Officer  of the
Company. He brings 30 years of experience through times of dynamic change in the energy  industry.  The Board was  impressed  with his service as a fellow  Board member, and he went through an extensive  background and interview  process.  We are confident that his  leadership  will serve the Company well as it focuses on its core  business  of natural  gas and  propane  distribution  and the  Board's objective to reinstate a dividend on our common stock."

     Mr. Allen has served as the Company's Interim President and Chief Executive
Officer since September of 2003.  Prior to his  appointment to those  positions,
Mr. Allen served as the Company's Vice President,  General Counsel and Secretary
from 1992 to 2003.  Mr.  Mitchell  thanked Mr. Allen for his past and continuing service  to the  Company,  saying  "we  greatly  appreciate  John's  role in the transition  of  leadership  during the last  year,  and value the  qualities  of leadership,  stability and integrity that he has  contributed to Energy West and will continue to contribute in his new position."

     Separately,  the  Company  also  announced  that two  other  officers  have tendered their resignations.  Robert Mease, Vice President and Controller,  will resign  from the  Company,  effective  June 30,  2004,  and  JoAnn  Hogan,  Vice
President and Treasurer, will resign from the Company,  effective July 31, 2004.
Both Ms.  Hogan and Mr.  Mease cited  personal  reasons and the pursuit of other opportunities  as the reasons for their  resignations.  The Company is currently engaged in a search for their  replacements.  Mr. Mitchell stated "JoAnn and Bob both have  served the  Company  well.  In each case,  the  decision to leave was solely  their  own,  and we are sorry to lose both of them.  We wish them  every success in their future endeavors."

________________________________________________________________________________
Safe Harbor Forward  Looking  Statement:  Energy West is including the following cautionary  statement in the release to make applicable and to take advantage of the safe harbor  provisions of the Private  Securities  Litigation Reform Act of
1995 for any  forward-looking  statements  made by, or on behalf of Energy West.
Forward-looking   statements  are  all  statements   other  than  statements  of
historical fact,  including without  limitation those that are identified by the use of the words  "anticipates,"  "estimates,"  "expects,"  "intends,"  "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and  uncertainties  that could cause  actual  results to differ materially from those expressed.  Such risks and  uncertainties  include,  among others,  changes in the utility  regulatory  environment,  wholesale  and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond Energy West's control.  Energy West expressly  undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy  West's  expectations  with  regard  thereto or any change in events,  conditions,  or  circumstances on which any such statement is based.

For additional information or clarification, please contact: JoAnn Hogan

Our toll-free number is 1-800-570-5688.  Our web address is  www.energywest.com.
Our address is P.O. Box 2229, Great Falls, MT 59403-2229.